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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Aethlon Medical, Inc.


We consent to the use in this Registration Statement on Form SB-2 of our report dual-dated May 18, 2004 and August 31, 2004 relating to the consolidated financial statements of Aethlon Medical, Inc. and Subsidiaries for the years ended March 31, 2004 and 2003, and to the reference to our Firm under the caption "Experts". We also hereby consent to the incorporation by reference in the previously filed Registration Statements of Aethlon Medical, Inc. on Form S-8 (File No. 333-114017 and 333-48896) of our report dual-dated May 18, 2004 and August 31, 2004 appearing on page F-1 of this Registration Statement.


                                      /s/ Squar, Milner, Reehl & Williamson, LLP


Newport Beach, California
December 6, 2004